UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed in the Commitment Letter filed as Exhibit 10.8 to the Quarterly Report on Form 10-Q for the period ended September 30, 2015 of LSB Industries, Inc., a Delaware corporation (the “Company”), on December 4, 2015, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LSB Funding LLC, a Delaware limited liability company (the “Purchaser”), and Security Benefit Corporation, a Kansas corporation (the “Purchaser Guarantor”), pursuant to which the Company agreed to sell to the Purchaser, in a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933 (the “Securities Act”), (i) $210,000,000 of Series E cumulative redeemable Class C preferred stock (the “Series E Preferred”), (ii) warrants to purchase 4,103,746 shares of common stock, par value $0.10, of the Company (the “Common Stock”), which is equal to 17.99% of the outstanding shares of Common Stock before the completion of the Private Placement (the “Warrants”), and (iii) one share of Series F redeemable Class C preferred stock (the “Series F Preferred,” and together with the Series E Preferred and the Warrants, the “Securities”). The Private Placement closed on December 4, 2015 (the “Closing Date”). The Company intends to use the net proceeds from the sale of the Securities primarily for the completion of construction of an ammonia plant, nitric acid plant and concentrator at its chemical facility located in El Dorado, Arkansas.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and indemnification and other obligations of the Company and the Purchaser. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

In connection with the closing of the Private Placement (the “Closing”), the Company entered into (i) the Certificate of Designations setting forth the rights, preferences, privileges and restrictions applicable to the Series E Preferred, as filed with the Secretary of State of the State of Delaware (the “Series E COD”); (ii) the Certificate of Designations setting forth the rights, preferences, privileges and restrictions applicable to the Series F Preferred, as filed with the Secretary of State of the State of Delaware (the “Series F COD”); (iii) a Registration Rights Agreement by and between the Company and the Purchaser (the “Registration Rights Agreement”); (iv) a Board Representation and Standstill Agreement by and between the Company, the Purchaser, the Purchaser Guarantor, Todd Boehly and certain individuals of the Golsen Family, the founding family of the Company, and their related entities (the “Golsen Holders” and such agreement, the “Board Representation and Standstill Agreement”); and (v) an Amendment to Renewed Rights Agreement, (the “Rights Agreement Amendment”), which amended the Renewed Rights Agreement by and between the Company and UMB Bank, n.a., as rights agent (“UMB”), dated as of December 4, 2008 (the “Renewed Rights Agreement”). In addition, in connection with the Closing, the Company paid the Purchaser a funding fee equal to $4,200,000 and an additional closing fee equal to $369,337.14.

Series E Preferred

The Series E COD authorizes 210,000 shares of Series E Preferred. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Series E Preferred ranks (i) senior to the Common Stock, the Series B 12% Cumulative Convertible Preferred Stock, the Series D 6% Cumulative Convertible Class C Preferred Stock, the Series 4 Junior Participating Class C Preferred Stock and any other class or series of stock of the Company (other than Series E Preferred) that ranks junior to the Series E Preferred either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation (the “Junior Stock”); (ii) on a parity with the other shares of Series E Preferred and any other class or series of stock of the Company (other than Series E Preferred) created after the date of the Series E COD (that specifically ranks pari passu to the Series E Preferred) and (iii) junior to any other class or series of stock of the Company created after the date of the Series E COD that specifically ranks senior to the Series E Preferred.

The Series E Preferred has a 14% annual dividend rate and a participating right in dividends and liquidating distributions equal to 456,225 shares of Common Stock, which is equal to 2% of the Company’s outstanding Common Stock before the transaction was completed. Generally, the holders of the Series E Preferred Shares (the “Series E Holders”) will not have any voting rights or powers, and consent of the Series E Holders will not be required for taking of any action by the Corporation. However, the Series E Holders’ consent is required for (i) amendments to increase or decrease the authorized amount of Series E, (ii) the creation or increase of any shares of any class or series of capital stock of the Company ranking pari passu with or senior to the Series E Preferred or (iii) any amendment that adversely affect the powers, preferences or special rights of the Series E Preferred. Additionally, the Company must declare a dividend on the Series E Preferred on a pro rata basis with the Common stock. As long as the Purchaser holds at least 10% of the Series E Preferred, the Company may only declare dividends on Junior Stock unless and until dividends have been declared and paid on the Series E Preferred for the then current dividend period in cash. The Series E Preferred has a liquidation preference per share of $1,000 plus accrued and unpaid dividends (the “Liquidation Preference”).

At any time after August 2, 2019, each Series E Holder has the right to elect to have such holder’s shares redeemed by the Company at a redemption price per share equal to the Liquidation Preference of such share as of the redemption date. Additionally, the Company, at its option, may redeem the Series E Preferred at any time at a redemption price per share equal to the Liquidation Preference of such share as of the redemption date. Lastly, with receipt of (i) prior consent of the electing Series E holder or a majority of shares of Series E Preferred and (ii) all other required approvals, including under any principal U.S. securities exchange on which the Common Stock is then listed for trading, the Company can redeem the Series E Preferred by the issuance of shares of Common Stock having an aggregate Common Stock price equal to the amount of the aggregate Liquidation Preference of such shares being redeemed in shares of Common Stock in lieu of cash at the redemption date.

In the event of liquidation, the Series E Preferred is entitled to receive its Liquidation Preference before any such distribution of assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock. In the event of a change of control, the Company must make an offer to purchase all of the shares of Series E Preferred outstanding.

The foregoing description of the Series E COD does not purport to be complete and is qualified in its entirety by reference to the full text of the Series E COD, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Series F Preferred

The Series F COD authorizes one (1) shares of Series F Preferred. The Series F Preferred has voting rights (the “Series F Voting Rights”) to vote as a single class on all matters which the Common Stock have the right to vote and is entitled to a number of votes equal to 4,559,971 shares of Common Stock, which is equal to 19.99% of the number of outstanding shares of Common Stock before the completion of the Private Placement; provided however, the number of votes that may be cast by the Series F Preferred will be reduced automatically upon the occurrence of the following specified events: (i) upon any exercise of the Warrants, the Series F Voting Rights shall be reduced by a number of votes equal to the number of shares of Common Stock into which the Warrants are exercised, (ii) upon the redemption or exchange of each share of Series E for Common Stock, the Series F Voting Rights shall be reduced by a number of shares of Common Stock equal to the amount specified in clauses (i) and (ii) of Participation Rights Value as specified in the Series E COD, and (ii) upon (A) expiration of the exercise period set forth in the Warrants or exercise in full of the Warrants and (B) redemption or exchange in full of all shares of Series E Preferred for Common Stock, cash or otherwise, the Series F Voting Rights shall be reduced to zero.

With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Series F Preferred ranks (i) senior to the Common Stock and (ii) ranks junior to the Company’s Series B 12% Cumulative Convertible Preferred Stock, Series D 6% Cumulative Convertible Class C Preferred Stock, Series 4 Junior Participating Class C Preferred Stock, Series E Preferred and any other class or series of stock of the Company after the date of the Series F COD that specifically ranks senior to the Series F Preferred.

The Series F Preferred will be automatically redeemed by the Company, in whole and not in part, for $0.01 immediately following the date upon which the Series F Voting Rights have been reduced to zero.

In the event of liquidation, the Series E Preferred is entitled to receive its liquidation preference of $100 before any such distribution of assets or proceeds is made to or set aside for the holders of Common Stock and any other stock junior to the Series F Preferred.

The foregoing description of the Series F COD does not purport to be complete and is qualified in its entirety by reference to the full text of the Series F COD, which is filed as Exhibit 4.2 hereto and incorporated by reference herein.

Warrants

In connection with the Closing, the Company issued a Warrant to Purchase Common Stock (the “Warrant Agreement”) to the Purchaser to purchase 4,103,746 shares of Common Stock. Each warrant affords the holder the opportunity to purchase one share of Common Stock at a warrant exercise price of $0.10. The Warrants expire on December 4, 2025.

The number of shares of Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time pursuant to Section 2 of the Warrant Agreement upon the occurrence of certain events, including the subdivision or combination of Common Stock or the issuance of a dividend to all holders of Common Stock.

Upon the occurrence of certain events constituting a Fundamental Transaction (as defined therein) as a result of which the Common Stock would be converted into, changed into or exchanged for, stock, securities or other assets (including cash or any combination thereof), each holder of a Warrant will have the right to receive, upon exercise of a Warrant, an amount of securities, stock, securities or other assets received in connection with such event with respect to or in exchange for the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such event.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Board Representation and Standstill Agreement

On December 4, 2015, the Company entered into the Board Representation and Standstill Agreement. Pursuant to the Board Representation and Standstill Agreement, the Company has agreed to permit the Purchaser to appoint three nominees to the board of directors of the Company (the “Board”), at least one of which will meet the New York Stock Exchange standards of independence.

Until the Board Designation Termination Date (as defined in the Board Representation and Standstill Agreement), so long as the Purchaser or its affiliates own the Series E Preferred or the Warrants, the Purchaser will continue to be entitled to designate three directors. In the event of redemption in full of the Series E Preferred by the Company, the Purchaser will be entitled to designate only two directors so long as the Purchaser owns the Warrants or any shares of Common Stock issuable thereunder. However, the Purchaser will be entitled to designate only one director nominee in the event the Purchaser and its affiliates collectively cease to beneficially own at least 10% (but not greater than 24.99%) of the Common Stock issued pursuant to the Warrants (whether owned directly or as a right to acquire upon exercise of the Warrants). The Purchaser’s rights to designate any directors will terminate when the Purchaser and its affiliates collectively cease to beneficially own at least 10% of the Common Stock issued pursuant to the Warrants (whether owned directly or as a right to acquire upon exercise of the Warrants).

Under the Board Representation and Standstill Agreement, the Golsen Holders, collectively, have the right to designate two directors; however, if the Golsen Holders, collectively, continue to beneficially own at least 2.5% (but not 5% or more) of the then outstanding Common Stock, the Golsen Holders will be entitled to designate up to one director. These designation rights will terminate immediately on the first date on which the Golsen Holders, collectively, no longer beneficially own at least 2.5% of the then outstanding Common Stock.

During the period from and including the Closing Date through and including the annual meeting of stockholders to elect directors to the Board in 2016 (including any adjournments and postponements thereof), the Purchaser and the Golsen Holders have agreed that, at any meeting of the stockholders or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders is sought solely with respect to the matters described below, they will vote (or cause to be voted) or execute (or cause to be executed) consents with respect to, as applicable, all of the Company securities owned as of the applicable record date in favor of the election of the persons named in the Company’s proxy statement as the Board’s nominees for election as directors, and against any other nominees.

During the period commencing on the Closing Date and ending on the Standstill Termination Date (as defined below), the Purchaser has agreed that it will not, and will cause its affiliates not to, directly or indirectly, among other things: (i) engage in any hostile or takeover activities with respect to the Company (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the Board); (ii) acquire or propose to acquire beneficial ownership of additional Common Stock (other than the Common Stock issuable upon exercise of the Warrants) or other Company securities that in the aggregate, together with their beneficial ownership of any other units, is equal to beneficial ownership of 20% or more of the voting power of the outstanding Common Stock (taking into account the voting rights of the Common Stock underlying the Warrants and the Series F Preferred), provided that, the foregoing will not prohibit or apply to the receipt of any Common Stock paid as dividends on the Series E Preferred held by the Purchaser or any Purchaser affiliates or any Common Stock issued in exchange for the redemption of the Series E Preferred held by the Purchaser or any Purchaser affiliates, and such Series E Preferred and Common Stock shall not be taken into account for purposes of establishing compliance with the foregoing; (iii) acquire or propose to acquire any other securities of the Company or any securities of any affiliates of the Company; (iv) call a special meeting of the stockholders; or (v) propose to remove, or vote to remove, any directors, other than in accordance with the Board Representation and Standstill Agreement. “Standstill Termination Date” means the earlier of (1) 90 days after the Board Designation Termination Date and (2) the later of (A) the fifth anniversary of the Closing Date and (B) 90 days after the date on which all directors designated by the Purchaser pursuant to the Board Representation and Standstill Agreement have resigned or been removed from the Board, and the Purchaser has permanently waived and renounced its Board designation rights under the Board Representation and Standstill Agreement.

The foregoing description of the Board Representation and Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Representation and Standstill Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Registration Rights Agreement

On December 4, 2015, the Company entered into the Registration Rights Agreement with the Purchaser relating to the registered resale of (i) the Common Stock issuable upon exercise of the Warrants, and (ii) certain other Common Stock. Pursuant to the Registration Rights Agreement, the Company is required to file or cause to be filed a registration statement for such registered resale within nine months following the Closing Date and is required to use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable thereafter. In certain circumstances, the Purchaser will have piggyback registration rights and rights to request an underwritten offering as described in the Registration Rights Agreement. The Purchaser will cease to have registration rights under the Registration Rights Agreement on the later of the tenth anniversary of the Closing Date and the date on which the Registrable Securities (as defined in the Registration Rights Agreement) covered by the Registration Statement (as defined in the Registration Rights Agreement) cease to be Registrable Securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Amendment to Renewed Rights Agreement

Pursuant to the Securities Purchase Agreement, on December 4, 2015, the Company and UMB, as rights agent entered into an Amendment (the “Amendment”) to that certain Renewed Rights Agreement, dated December 2, 2008 (the “Renewed Rights Agreement”). The Amendment amends the definition of “Acquiring Person” to exclude the Purchaser and its Affiliates and Associates (as defined therein) in order to permit the issuance of the Securities, and additional securities issuable to the Purchaser as contemplated by the terms of the Securities, without triggering the issuance of Series 4 Junior Participating Class C Preferred Stock.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.3 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Both the Series F Preferred and Series E Preferred were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, and/or Rule 506 of Regulation D promulgated thereunder.

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Pursuant to the Board Representation and Standstill Agreement, Charles Burtch and Robert Butkin each tendered his resignation from the Board and all committees thereof, effective as of the Closing. Mr. Burtch’s and Mr. Butkin’s resignations did not involve any disagreement with the Board, the Company or its management on any matter relating the Company’s operations, policies or practices.

Appointment of Directors

Pursuant to the Board Representation and Standstill Agreement, effective as of the Closing, the Board appointed Jonathan S. Bobb (up for election in 2016), Joseph E. Reece (up for election in 2017) and Mark R. Genender (up for election in 2018) (collectively, the “New Appointees”) to the Board to fill the vacancies created by the resignations of Mr. Burtch and Mr. Butkin and to fill the newly created director position from the increase in the size of the Board described in Item 5.03 below. The Board has appointed Mr. Bobb to the Compensation Committee, Mr. Reece to the Audit Committee and Mr. Genender to the Nominating Committee. None of the New Appointees has any family relationships with any of the Company’s directors or executive officers, and none of the New Appointees is party to or has a material interest in any transactions of the type listed in Item 404(a) of Regulation S-K.

On December 7, 2015, the Company, with the approval of its Board, entered into indemnification agreements with each of the New Appointees (the “Indemnification Agreements”). These Indemnification Agreements require the Company to indemnify the New Appointees to the fullest extent permitted by applicable law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Jonathan S. Bobb

Mr. Bobb is a member of the Corporate Investment team at an affiliate of the Purchaser Guarantor. In this role, he is responsible for originating and executing both minority and control investments in operating companies and assets in a range of industries. Mr. Bobb previously served in the same capacity at Guggenheim Partners. Prior to joining Guggenheim, Mr. Bobb was a member of the mergers and acquisitions department at Goldman Sachs & Co. His previous experience includes financial planning roles at Gap Inc. and investment banking positions with J.P. Morgan and Deutsche Bank. Mr. Bobb received a B.A. in Economics from Stanford University and an M.B.A. from the University of Michigan.

Joseph E. Reece

Mr. Reece has over 28 years of experience advising corporations, boards, financial sponsors and institutional investors on strategy, financings, and mergers and acquisitions. Mr. Reece is currently the President of Helena Capital LLC, a Merchant Bank with offices in New York and Los Angeles, which he founded in 2015. Prior to Helena Capital, Mr. Reece spent nearly 20 years at Credit Suisse, where he served in numerous senior leadership positions. Notably, from 2011 to 2015 he held the role of Global Head of Equity Capital Markets, where he oversaw origination and distribution globally of all equity products for all Industry Groups. At the same time, Mr. Reece was Tri-Head of Global Credit Risk Management, with oversight of Credit Suisse’s loan book for corporate and institutional investment banking clients. Previously, Mr. Reece also served as Global Head of the Global Industrials Group at Credit Suisse. From 1993 to 1997, Mr. Reece was an attorney in the Corporate Practice Group at Skadden Arps in Los Angeles. He also served in various roles at the United States Securities and Exchange Commission from 1987 to 1992, ultimately serving as a Special Counsel to the Division of Corporation Finance. Mr. Reece serves on the board of directors of CST Brands, Inc. Mr. Reece holds an LL.M. in Securities & Financial Regulation from Georgetown University Law Center as well as a J.D., M.B.A. and B.A. degree from Ohio Polytechnic University / University of Akron.

Mark R. Genender

Mr. Genender is a Managing Director at an affiliate of the Purchaser Guarantor. He is responsible for originating and executing both minority and control investments in operating companies and assets in a range of industries. Mr. Genender previously served in the same role at Guggenheim Partners, a global investment and advisory firm. Prior to Guggenheim, Mr. Genender served in senior positions at investment firms Red Mountain Capital, The Carlyle Group, Star Avenue Capital and Fenway Partners. Earlier in his career, Mr. Genender spent six years in operating roles at Nabisco International and the Frito-Lay division of PepsiCo. Prior to PepsiCo, he was a member of the mergers and acquisitions department at Goldman Sachs & Co. Mr. Genender currently serves on the board of directors of Media Rights Capital. Mr. Genender previously served on the boards of directors of Nature’s Sunshine Products and Cost Plus World Market, as well as a number of private companies. Mr. Genender received his A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and received his M.B.A. from INSEAD.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On December 2, 2015, the Board adopted and approved the Sixth Amendment (the “Sixth Amendment”) to the Amended and Restated Bylaws of the Company, dated August 20, 2009. In order to accommodate the requirements of the Board Representation and Standstill Agreement, the Sixth Amendment increased the maximum number of members of the Board from 13 to 14.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 3(ii) hereto and incorporated by reference herein.

Series E and Series F Certificates of Designations

In connection with the Private Placement, the Board approved a Series E COD and a Series F COD (each, a “Certificate of Designations”). Each of the Certificate of Designations was filed with the Secretary of State of the State of Delaware. Please see the description in Item 1.01 for a more complete description of the rights and preferences of the Series E Preferred and the Series F Preferred.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description

3(ii)	Sixth Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., dated as of December 2, 2015.
4.1	Certificate of Designations of Series E Cumulative Redeemable Class C Preferred Stock of LSB Industries, dated as of December 4, 2015.
4.2	Certificate of Designations of Series F Cumulative Redeemable Class C Preferred Stock of LSB Industries, dated as of December 4, 2015.
4.3	Amendment to Renewed Rights Agreement, by and between LSB Industries, Inc. and UMB Bank, n.a., dated as of December 4, 2015.
10.1	Securities Purchase Agreement by and among LSB Industries, Inc., LSB Funding LLC, and Security Benefit Corporation, dated as of December 4, 2015.

10.2	Warrant to Purchase Common Stock issued by LSB Industries to LSB Funding LLC, dated as of December 4, 2015.
10.3	Board Representation and Standstill Agreement by and between LSB Industries, Inc., LSB Funding LLC, Security Benefit Corporation, Todd Boehly and the Golsen Holders (as defined therein), dated as of December 4, 2015.
10.4	Registration Rights Agreement by and between LSB Industries, Inc. and the Purchaser Named on Schedule A Thereto, dated as of December 4, 2015.
10.5	Indemnification Agreement by and between LSB Industries, Inc. and Jonathan S. Bobb, dated as of December 7, 2015, and each of the other directors identified on the schedule.
99.1	Press Release, dated as of December 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2015

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Sixth Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., dated as of December 2, 2015.
4.1	Certificate of Designations of Series E Cumulative Redeemable Class C Preferred Stock of LSB Industries, dated as of December 4, 2015.
4.2	Certificate of Designations of Series F Cumulative Redeemable Class C Preferred Stock of LSB Industries, dated as of December 4, 2015.
4.3	Amendment to Renewed Rights Agreement, by and between LSB Industries, Inc. and UMB Bank, n.a., dated as of December 4, 2015.
10.1	Securities Purchase Agreement by and among LSB Industries, Inc., LSB Funding LLC, and Security Benefit Corporation, dated as of December 4, 2015.
10.2	Warrant to Purchase Common Stock issued by LSB Industries to LSB Funding LLC, dated as of December 4, 2015.
10.3	Board Representation and Standstill Agreement by and between LSB Industries, Inc., LSB Funding LLC, Security Benefit Corporation, Todd Boehly and the Golsen Holders (as defined therein), dated as of December 4, 2015.
10.4	Registration Rights Agreement by and between LSB Industries, Inc. and the Purchaser Named on Schedule A Thereto, dated as of December 4, 2015.
10.5	Indemnification Agreement by and between LSB Industries, Inc. and Jonathan S. Bobb, dated as of December 7, 2015, and each of the other directors identified on the schedule.
99.1	Press Release, dated as of December 7, 2015.